For: YTB International, Inc.

Investor Contacts:
Garth Russell / Yemi Rose
KCSA Worldwide
212-896-1250/ 212-896-1233
FOR IMMEDIATE RELEASE

YTB INTERNATIONAL ANNOUNCES FISCAL 2007
SECOND QUARTER RESULTS
_ _ _

Company Reports Record Revenues of $32.8 Million

WOOD RIVER, Ill., August 14, 2007 - YTB International, Inc. (OTC BB: YTBLA.PK) (“YTB” or the “Company”), a provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, today announced its financial results for the three and six month periods ended June 30, 2007.

Total revenue for the quarter ended June 30, 2007 increased 232% to $32.8 million compared with $9.9 million for the second quarter last year. Revenue generated from online travel store sales and monthly fees in the second quarter of 2007 was $23.3 million, compared to $7.4 million in the second quarter of 2006. Revenue from travel agency commissions in the second quarter of 2007 was $5.9 million, compared to $1.9 million for the same period last year. Also, training programs and marketing materials revenue increased in the second quarter of 2007 to $3.4 million, from $460,835 in the prior year quarter.

Net income for the second quarter of 2007 was $1.7 million, or $0.02 per diluted share, compared to a net loss of ($1.4) million, or ($0.02) per diluted share, for the second quarter of 2006.

Total revenue for the six months ended June 30, 2007 increased 216% to $57.0 million, compared to $18.0 million for the same period last year. Revenue generated from online travel store sales and monthly fees in the first six months of 2007 was $41.3 million, compared to $13.5 million for the same period in 2006. Revenue from travel agency commissions for the first six months of 2007 was $8.4 million, compared to $3.2 million for the same period last year. Training programs and marketing materials revenue in the six months ended June 30, 2007 was $6.7 million, up from $1.2 million in the same period last year.

Net loss for the six months ended June 30, 2007 was ($505,218), or ($0.01) per diluted share, compared to a net loss of ($1.6) million, or ($0.02) per diluted share, for the same period in 2006.

“We are extremely pleased with the results for our second quarter, which is the Company’s first profitable quarter. This accomplishment was achieved despite certain one-time costs incurred during the period that are related to the continued expansion of our infrastructure in order to support the growing number of RTAs and improve our services,” stated Scott Tomer, chief executive officer of YTB International.

Mr. Tomer added, “In just the past six months we have experienced tremendous growth, and this was highlighted in June 2007 when we achieved the 100,000 RTAs mark. We are very excited by the outlook for the Company and remain focused on preparing for our future. In addition to expanding our existing business, we are working on several new projects, including our planned expansion into the Canadian market and our YTBcars program, currently being beta tested in the St. Louis area. We fully believe that this is just the beginning for YTB as we move ahead with new programs and expand our network of RTAs and customers.”

About YTB International
YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, and the US Virgin Islands. It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com division focuses on marketing online travel agencies through a nationwide network of independent business people, known as “Reps.” YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of online travel agents (RTAs, now numbering over 110,000), collects travel commissions and pays sales commissions. Each RTA sells travel through a personalized Internet-based travel Website. The REZconnect Technologies division operates as a travel vendor relationship management company and offers franchises of brick and mortar travel agencies.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances. Further information regarding factors that could affect the Company's results is included in the Company's filings with the SEC, including the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the SEC on April 2, 2007.

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This document is available on the KCSA Worldwide Website at www.kcsa.com.

On July 31, 2007 (the “Reclassification Date”), we filed an Amended and Restated Certificate of Incorporation which authorized the issuance of two classes of common stock - Class A Common Stock and Class B Common Stock - and to increase the Company’s total authorized capital.  Stockholders of record on the Reclassification Date received two shares of Class B common stock and one share of Class A common Stock in exchange for each share of existing common stock held as of the Reclassification Date.  All share and per share amounts included in the financial statements presented below reflect this reclassification.  The par value of the additional shares of common stock issued in connection with the stock split will be credited to “Common stock” and a like amount charged to “Additional paid-in-capital” in third quarter of 2007.

YTB INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets

	June 30, 2007 (Unaudited)	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,032,054	$-
Restricted cash	4,506,190	1,250,000
Available-for-sale securities	1,025,888	1,014,591
Accounts receivable (less allowance for doubtful accounts of
$5,699 in 2007 and $6,919 in 2006)	2,134,746	103,539
Inventory	1,097,152	1,016,690
Notes receivable (less allowance for uncollectible notes of
$52,000 in 2007 and $0 in 2006)	1,967,358	1,233,624
Prepaid marketing commissions	22,889,808	12,978,516
Other prepaid expenses and current assets	1,397,665	394,125

Total current assets	36,050,861	17,991,085

Property and equipment, net	8,770,841	6,191,408
Intangible assets, net	2,431,860	2,468,580
Goodwill	2,979,322	2,224,322
Other assets	6,867	14,994

TOTAL ASSETS	$50,239,751	$28,890,389

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Bank overdraft	$-	$812,464
Accounts payable and accrued expenses	7,399,550	5,099,248
Current maturities of long-term debt	21,583	21,156
Deferred revenue	28,491,993	14,769,085
Accrued bonuses	187,415	7,435,132
Short-term debt	2,500,000	2,500,000

Total current liabilities	38,600,541	30,637,085

Other long-term liabilities:
Long-term debt, less current maturities	230,760	241,659
Deferred revenue, less current portion	-	4,366
Deferred tax liability	755,000	-
Other income tax liabilities	105,091	-
Other liabilities	13,733	23,636

Total other long-term liabilities	1,104,584	269,661

TOTAL LIABILITIES	39,705,125	30,906,746

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued
and outstanding at June 30, 2007 and December 31, 2006.	-	-
Class A Common stock, $.001 par value, 300,000,000 shares authorized; 32,347,359 and 27,870,454 shares issued and outstanding at June 30, 2007 and
December 31, 2006, respectively, and Class B Common Stock, $.001 par value,
100,000,000 shares authorized; 64,694,718 and 55,740,908 shares issued and
outstanding at June 30, 2007 and December 31, 2006, respectively.	32,347	27,870
Additional paid-in capital	33,424,821	20,268,006
Retained earnings (deficit)	(22,922,542)	(22,312,233)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	10,534,626	(2,016,357)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$50,239,751	$28,890,389

YTB INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
	June 30, 2007	June 30, 2006
NET REVENUES
Online travel store sales and monthly license fees	$23,309,601	$7,405,332
Travel commissions and services	5,856,731	1,904,131
Franchise service fees and other fees	62,075	90,823
Training programs and marketing materials	3,352,211	460,835
Other	225,528	18,040

Net revenues	32,806,146	9,879,161

OPERATING EXPENSES
Marketing commissions	18,946,646	5,883,341
Travel commissions	3,876,327	1,327,317
Franchise services and products	-	-
Depreciation and amortization	263,943	68,068
Marketing and selling	1,349,190	273,086
General and administrative	6,836,504	3,608,946

Total operating expenses	31,272,610	11,160,758

INCOME (LOSS) FROM OPERATIONS	1,533,536	(1,281,597)

OTHER INCOME (EXPENSE)
Gain on sale of assets	-	-
Interest and dividend income	131,018	42,575
Interest expense	(1,315)	(151,493)
Gain on sale of assets	8,565	1,000

Total other income (expense)	138,268	(107,918)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	1,671,804	(1,389,515)

INCOME TAX PROVISION	-	-

NET INCOME (LOSS)	$1,671,804	$(1,389,515)

NET INCOME (LOSS) PER SHARE:

Weighted-average shares outstanding - basic	96,529,578	82,008,780
Weighted-average shares outstanding - diluted	105,887,781	82,008,780

Net income (loss) per share - basic	$0.02	$(0.02)
Net income (loss) per share - diluted	$0.02	$(0.02)

YTB INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Six months ended
	June 30, 2007	June 30, 2006
NET REVENUES
Online travel store sales and monthly license fees	$41,274,962	$13,466,639
Travel commissions and services	8,394,425	3,152,642
Franchise service fees and other fees	152,298	175,375
Training programs and marketing materials	6,713,363	1,195,545
Other	449,579	52,286

Net revenues	56,984,627	18,042,487

OPERATING EXPENSES
Marketing commissions	35,701,848	10,272,577
Travel commissions	5,485,015	1,970,505
Franchise services and products	-	-
Depreciation and amortization	477,975	133,470
Marketing and selling	2,728,590	345,963
General and administrative	13,281,610	6,741,471

Total operating expenses	57,675,038	19,463,986

LOSS FROM OPERATIONS	(690,411)	(1,421,499)

OTHER INCOME (EXPENSE)
Gain on sale of assets	-	-
Interest and dividend income	180,554	75,376
Interest expense	(3,926)	(300,654)
Gain on sale of assets	8,565	1,000

Total other income (expense)	185,193	(224,278)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(505,218)	(1,645,777)

INCOME TAX PROVISION	-	-

NET LOSS	$(505,218)	$(1,645,777)

NET LOSS PER SHARE:

Weighted-average shares outstanding	95,801,451	82,008,780

Net loss per share - basic and diluted	$(0.01)	$(0.02)

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